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EXHIBIT 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

        We consent to the incorporation in this Registration Statement of Lightspace Corporation on Form S-1 of our report dated March 3, 2006 (June 9, 2006, as to note 20) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty), and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Miller Wachman, LLP

Boston, Massachusetts
July 31, 2006

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  EXHIBIT 23.2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT